EXHIBIT 99.5

ACTION BY WRITTEN CONSENT OF SHAREHOLDERS
(Nevada Revised Statutes 78.320(2))
OF
Centor, Inc.
A Nevada Company

The undersigned shareholders holding and possessing a majority of the issued and outstanding shares of Common Stock of Corporate Name, a Nevada Company (the “Company”), by their signatures below or on a counterpart hereof, hereby adopt the following resolutions, by written consent, effective as of the date hereof, which shall have the same force and effect as if adopted at a meeting duly-convened of the Company.

WHEREAS:

A.	The Company’s Shareholders wish to adopt and approve the actions (the “Actions”) set forth fully herein as it deems the Actions to be in the best interests of the Company on a going-forward basis.

B.	This Resolution authorizes the Company’s Board of Directors to take the following Actions which shall become effective immediately.

IT IS RESOLVED THAT:

1.            Change of Corporate Name

RESOLVED, that the Corporation is hereby authorized to change the name of the Corporation from Centor, Inc. to Centor Energy, Inc.

RESOLVED FURTHER: That Holladay Stock Transfer, Inc., the registrar and transfer agent of the Corporation is authorized to change certificates representing said shares of the Corporation.

2.            OMNIBUS RESOLUTION.

RESOLVED FURTHER:  That the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Corporation, to take any and all actions reasonably necessary or appropriate to carry out the intent of the above resolutions, including the execution of documents, and making any filings with federal and state securities authorities as they deem necessary or appropriate, and that any and all actions taken by the officers in connection therewith are hereby ratified, confirmed, and approved.

Certification

I hereby certify that the foregoing is a true and correct copy of a resolution duly passed by the written consent of the Shareholders of Centor, Inc.  and that the said resolution is now in full force and effect.

Date December 2, 2013	By:	/s/ Michael Gismondi
Michael Gismondi
43.66 % Shareholder

Date December 2, 2013	By:	/s/ Andrea Grande
Andrea Grande
13.10% Shareholder